Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On May 6, 2016, Shenandoah Telecommunications Company (“Shentel” or the “Company”), through a merger with its wholly-owned subsidiary Gridiron Merger Sub Inc., completed the acquisition of the common stock of NTELOS Holdings Corp (“nTelos”), which owned wireless network systems in southern Virginia and West Virginia and operated under the nTelos Wireless brand name.  The purchase price for the acquisition was $663.7 million, net of acquired cash.

The Company has accounted for the acquisition of nTelos under the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations”, and will account for any measurement period adjustments under Accounting Standards Update (“ASU”) 2015-16, “Simplifying the Accounting for Measurement – Period Adjustments”.  Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values.  The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, and such estimates and assumptions are subject to change.

In connection with the acquisition of nTelos, the Company also entered into a series of agreements with Sprint Corporation and its affiliates (“Sprint”) to, among other things, incorporates the operations of nTelos into the Company’s amended affiliate agreement with Sprint.  Significant assets acquired from nTelos were exchanged with Sprint as part of these agreements and were accounted for in accordance with ASC 845, “Nonmonetary Transactions,” and ASC 350, “Intangibles – Goodwill and Other”.  The future operations of nTelos will be significantly different from its historical operations as a result.

The following unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the completed acquisition and, the exchange with Sprint, which included converting the legacy nTelos operations into and under the Company’s affiliate agreement with Sprint.  These pro forma adjustments are described in the accompanying notes.  The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2016 gives effect to the acquisition and the exchange with Sprint as if they had occurred on March 31, 2016 and is derived from the unaudited condensed consolidated financial statements of the Company and nTelos as of March 31, 2016.  The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 give effect to the acquisition and the exchange with Sprint as if they had occurred on January 1, 2015 and are derived from the audited consolidated financial statements of the Company and nTelos for the year ended December 31, 2015 and the unaudited condensed consolidated financial statements of the Company and nTelos for the three months ended March 31, 2016.

The unaudited pro forma condensed combined consolidated financial information has been prepared for informational purposes only and is not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had the acquisition actually occurred on the dates indicated above.  The adjustments necessary to present fairly the unaudited pro forma condensed combined consolidated financial information have been made based on available information and, in the opinion of management, are reasonable.

This unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the accompanying notes, and the audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the Company’s unaudited condensed consolidated financial statements included the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, and nTelos’ audited consolidated financial statements and the related notes included in nTelos’ Annual Report on Form 10-K for the year ended December 31, 2015, and nTelos’ unaudited condensed consolidated financial statements included in nTelos’ Quarterly Report on Form 10-Q for the three months ended March 31, 2016.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of March 31, 2016
(In thousands)

	Historical		Pro Forma Adjustments		Pro Forma
	Shentel	nTelos	Acquisition Accounting	Sprint Exchange	Consolidated Total

Cash	$89,160	$74,287	$(126,300)	$-	$37,147	(a)
Accounts receivable, net	27,012	53,154	-	-	80,166
Inventories available for resale	4,450	8,259	(3,000)	-	9,709	(b)
Income taxes receivable	712	2,637	-	-	3,349
Prepaid Expenses	7,623	11,409	-	-	19,032
Other current assets	-	1,221	-	-	1,221
Total current assets	128,957	150,967	(129,300)	-	150,624
Assets held for sale	-	62	5,138	-	5,200	(b)
Restricted Cash	-	2,167	-	-	2,167
Securities and Investments	10,860	1,522	-	-	12,382
Property, Plant and equipment, net	410,949	327,975	(104,013)	-	634,911	(b)
Intangible Assets
Goodwill	103	63,700	102,447	-	166,250	(b)
Radio spectrum licenses	-	44,933	153,267	(198,200)	-	(b),(g)
Cable franchise rights	64,744	-	-	-	64,744	(b),(g)
Other intangibles	97	-	-	-	97
Affiliate contract expansion	-	-	-	258,100	258,100	(g)
Customer and contract relationships and trademarks, net	2,442	4,095	205,105	(59,900)	151,742	(b),(g)
Deferred charges and other assets	11,220	15,683	(9,400)	-	17,503	(i)
Total Assets	$629,372	$611,104	$223,244	$-	$1,463,720

Current Liabilities
Current portion of long-term debt	$22,508	$5,586	$(11,544)	$-	$16,550	(c)
Accounts payable	10,720	4,666	-	-	15,386
Advance billings and customer deposits	11,981	13,522	-	-	25,503
Accrued Expenses and other current liabilities	9,804	22,317	7,200	-	39,321	(h)
Total current liabilities	55,013	46,091	(4,344)	-	96,760
Long-term debt	171,535	506,560	90,355	-	768,450	(c)
Retirement benefits	2,706	22,784	(3,323)	-	22,167	(b)
Deferred income taxes	71,767	10,364	136,174	-	218,305	(d)
Other long-term liabilities	25,082	65,247	(38,760)	-	51,569	(b),(e)
Total long-term liabilities	271,090	604,955	184,446	-	1,060,491
Commitments and contingencies Equity
Common stock	-	214	(214)	-	-	(f)
Additional paid in capital	33,274	33,012	(22,612)	-	43,674	(f)
Treasury stock, at cost	-	(475)	475	-	-	(f)
Retained earnings/(deficit)	270,628	(67,141)	59,941	-	263,428	(f), (h)
Accumulated other comprehensive loss	(633)	(7,287)	7,287	-	(633)	(f)
Total equity (deficit)	303,269	(41,677)	44,877	-	306,469
Noncontrolling interests	-	1,735	(1,735)	-	-	(f)
	303,269	(39,942)	43,142	-	306,469
Total liabilities and stockholders' equity	$629,372	$611,104	$223,244	$-	$1,463,720

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2016
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments
	Shentel	nTelos	Acquisition Accounting	Sprint Exchange	Affiliate Agreement Amendment	Pro Forma Consolidated Total

Operating Revenues	$92,571	$85,207	$-	$(444)	$(4,085)	$173,248	(a)

Cost of goods and services	31,762	40,520	-	-	(10,899)	61,383	(b)
Selling, general and administrative	21,758	24,867	(539)	-	(2,206)	43,880	(c)
Depreciation and amortization	17,739	13,486	1,475	10,500	-	43,200	(d)

Total operating expenses	71,259	78,873	936	10,500	(13,105)	148,463
Operating income	21,312	6,334	(936)	(10,944)	9,020	24,786

Interest expense, net	1,619	7,210	(398)	-	-	8,431	(e)
Other income (expense), net	556	(6)	-	-	-	550
Income (loss) before taxes	20,249	(882)	(538)	(10,944)	9,020	16,905

Income tax expense (benefit)	6,368	(211)	(215)	(4,378)	3,608	5,172	(f)

Net income (loss) from continuing operations	$13,881	$(671)	$(323)	$(6,566)	$5,412	$11,733

Net income (loss) from continuing operations per share:
Basic	$0.29	$(0.04)				$0.24
Diluted	$0.28	$(0.04)				$0.24

Weighted average shares outstanding:
Basic	48,563	21,311	152			48,715
Diluted	49,249	21,311	380			49,629

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments
	Shentel	nTelos	Acquisition Accounting	Sprint Exchange	Affiliate Agreement Amendment	Pro Forma Consolidated Total

Operating Revenues	$342,485	$362,640	$-	$(1,778)	$(25,998)	$677,349	(a)

Cost of goods and services	121,330	177,166	-	-	(37,153)	261,343	(b)
Selling, general and administrative	76,367	109,922	(7,317)	-	(10,933)	168,039	(c)
Depreciation and amortization	70,702	55,102	5,898	42,000	-	173,702	(d)
Gain on sale of assets	-	(11,111)	-	-	-	(11,111)
Total operating expenses	268,399	331,079	(1,419)	42,000	(48,086)	591,973
Operating income	74,086	31,561	1,419	(43,778)	22,088	85,376

Interest expense, net	7,355	30,589	(4,219)	-	-	33,725	(e)
Other income (expense), net	1,859	80	-	-	-	1,939
Income (loss) before taxes	68,590	1,052	5,638	(43,778)	22,088	53,590

Income tax expense (benefit)	27,726	2,187	2,255	(17,511)	8,835	23,492	(f)

Net income (loss) from continuing operations	$40,864	$(1,135)	$3,383	$(26,267)	$13,253	$30,098

Net income (loss) from continuing operations per share:
Basic	$0.84	$(0.10)				$0.62
Diluted	$0.83	$(0.10)				$0.61

Weighted average shares outstanding:
Basic	48,388	21,257	76			48,464
Diluted	49,024	21,257	380			49,404

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

The historical consolidated financial information has been adjusted, in accordance with Article 11 of Regulation S-X, to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined consolidated statements of operations, expected to have a continuing impact on the combined results.  The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments related to the exchange with Sprint and changes in the affiliate contract with Sprint, as amended on January 1, 2016.  The unaudited pro forma condensed combined consolidated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other events that could result from the acquisition.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of nTelos are recorded at the acquisition date fair values.  The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of March 31, 2016, and have been prepared to illustrate the estimated effect of the transaction.  The allocation is dependent upon certain valuation and other studies that have not yet been completed.  Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following completion of the transaction.  There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.

In connection with the acquisition, the Company borrowed $810.0 million in term loans with a weighted average effective interest rate of approximately 3.84%.  The proceeds were used to finance in part the acquisition, including the repayment of the Company’s term loan of $195.5 million, and the repayment of nTelos’ term loans at the outstanding principal amount of $519.7 million, without penalty.  The Company incurred approximately $24.1 million of financing fees, which are presented as a reduction of long-term debt and are amortized through interest expense in the unaudited pro forma condensed combined consolidated statements of operations.

We have incurred and expect to incur transaction and integration expenditures, excluding financing fees described above, in the range of approximately $106.0 million to $136.0 million, which includes amounts for severance and change in control payments, and transition and integration costs related to the acquisition.  These charges have been excluded from the unaudited pro forma condensed combined consolidated statement of operations.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial information are as follows:

Purchase Price Components:

Purchase of nTelos common stock (22,443,000 shares at $9.25 per share)	$207,600
Debt assumed at acquisition and immediately repaid	519,700
Cash acquired	(74,000)
Purchase of nTelos’ subsidiary noncontrolling interest *	10,400
Purchase price	$663,700

*Represents the fair value of noncontrolling interest in nTelos’ subsidiary.  Consideration was paid by the Company in a fixed number of shares of Shentel common stock and is to be delivered over a five year period in equal installments.

Preliminary Purchase Price Allocation:

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of nTelos, with the excess recorded as goodwill (dollars in thousands):

Current and other assets	$93,401
Property, plant and equipment	229,100
Goodwill	166,250
Spectrum licenses	198,200
Customer based contract rights	198,200
Contract based intangible assets	11,000
Total assets	$896,151

Current liabilities less long term debt	$40,505
Deferred tax liabilities	146,538
Other long-term liabilities	45,408
Total liabilities	$232,451

Purchase Price	$663,700

Acquisition date fair values for property, plant and equipment were calculated utilizing a cost approach that estimates the fair value of property, plant and equipment needed to replace the functionality provided by the existing property and equipment.  The estimated acquisition date fair values of property and equipment reflect a significant decrease in the carrying value of nTelos’ property and equipment due to advances in telecommunications equipment and technology allowing a market participant to utilize a smaller quantity of property and equipment in a wireless network to achieve the same functionality.  The acquired assets will be depreciated over the estimated remaining useful life on a straight-line basis.  The value of each is noted below (dollars in thousands):

	Useful Life	Adjusted Basis
Land		$1,600
Buildings and structures	15-30 years	6,800
Equipment and software	1-12 years	176,500
Plant under construction		39,000
Total property, plant and equipment		$223,900	*

*Excludes assets held for sale of $5,200

Sprint Exchange:

Immediately after acquiring nTelos, the Company exchanged spectrum licenses valued at $198.2 million and customer based contract rights, valued at $198.2, acquired from nTelos with Sprint, and received an expansion of its affiliate service territory to include most of the service area served by nTelos, valued at $258.1 million, as well as additional customer based contract rights, valued at $138.3 million, relating to nTelos’ and Sprint’s legacy customers in the Company’s affiliate service territory. The value of the affiliate contract expansion is based on changes to in the amended affiliate agreement, including the expanded territory in the nTelos service area, the extension of the affiliate contract with Sprint, the commitment to upgrade certain coverage and capacity in its newly acquired service area, the waiver of its net service fee charged by Sprint for the first six years of the amended affiliate agreement, as well as other items defined in the amended affiliate agreement.

Intangible Assets:
Intangible assets resulting from the acquisition and the Sprint exchange, both described above, are noted below (dollars in thousands):

	Useful Life	Basis
Affiliate contract expansion	14 years	$258,100

Customer based contract rights	4-10 years	$138,300
Contract based intangible assets	3-19 years	11,000
Total customer and contract relationships		$149,300

The affiliate contract expansion intangible asset will be amortized on a straight-line basis and recorded as a contra-revenue over the 14 year contract term.  The contract based intangible assets will be amortized on a straight-line basis and recorded through amortization expense.  The customer based contract rights will be amortized over the life of the customers, gradually decreasing over the expected life of this asset, and recorded through amortization expense.  The impact of the amortization resulting from this accelerated method of amortization is shown below:

	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization	$42,000	$32,100	$24,400	$19,100	$15,600

Unaudited Condensed Combined Consolidated Balance Sheet as of March 31, 2016:

(a)	Reflects the net effect of the net proceeds received from borrowings under the new term loans, the repayment of the outstanding principal related to existing debt of nTelos and the Company, and cash consideration paid in conjunction with the acquisition.

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of nTelos and the elimination of nTelos’ historical stockholders’ equity (deficit) accounts.

(c)	Reflects the repayment of the outstanding principal of nTelos and the Company, offset by new borrowings, net of deferred financing fees.

(d)	Reflects the change in net deferred tax liabilities as a result of recording the acquired assets and assumed liabilities.

(e)	Reflects the elimination of nTelos’ deferred revenue related to nTelos’ wholesale agreement of $21.4 million, the elimination of deferred gains on sales of towers by nTelos of $15.8 million, and the net impact of adjusting the asset retirement obligations of nTelos to reflect the Company’s estimates used of $7.8 million, partially offset by consideration not remitted to certain nTelos shareholders of $9.4 million.

(f)	Reflects the elimination of nTelos’ historical stockholders’ equity (deficit) accounts eliminated as part of the acquisition.

(g)	Reflects the exchange of intangible assets with Sprint as discussed above.

(h)	Reflects the estimated transaction costs of nTelos and the Company that have not been incurred through March 31, 2016.

(i)	Reflects the reclassification of financing fees, incurred by the Company prior to receiving the borrowings in connection with the acquisition.

Unaudited Condensed Combined Consolidated Statements of Operations for the Year Ended December 31, 2015 and the Three Months Ended March 31, 2016:

(a)	Reflects the changes to revenue due to conversion of nTelos to the Company’s affiliate agreement and the changes of the amended affiliate agreement:
i.	As part of the Company’s amended affiliate agreement, Sprint agreed to waive the net service fee, which is historically presented as a contra-revenue by the Company, for a period of approximately six years. The impact of Sprint’s waiver of the net service fee over the approximate six-year period is reflected as an increase in revenue, offset by the non-cash adjustment to recognize this impact on a straight-line basis over the contract term of approximately 14 years.
ii.	Pursuant to the intangible asset exchange with Sprint, as described above, the Company recognized an intangible asset for the affiliate contract expansion received. Consistent with the presentation of related service fees charged by Sprint, the Company recognizes the amortization of this intangible as a contra-revenue over the contract term of approximately 14 years.
iii.	The net service fee charged by Sprint on the nTelos legacy subscribers under the amended affiliate agreement. This fee is presented as a contra-revenue by the Company.
iv.	The elimination of nTelos’ wholesale revenues related to its wholesale contract with Sprint which was cancelled immediately after the closing of the acquisition.
v.	The elimination of certain nTelos device revenues that will be recognized by Sprint under the affiliate agreement
vi.	The additional revenue associated with Sprint’s subscribers previously serviced by nTelos under the wholesale agreement, and are incorporated into the Company’s affiliate agreement.
vii.	The additional device revenue associated with Sprint’s national sales channel, which was previously included in the higher net service fee described below.
viii.	The additional revenue associated with retail travel revenues due to the expanded territory covered under the amended affiliate agreement.
ix.	The reduction in the net service fee on the Company’s subscriber revenues from 14% to 8.6% as a result of the amended affiliate agreement, as discussed above.

		Three Months Ended March 31, 2015	Twelve Months Ended December 31, 2015
	Changes due to the Sprint Exchange:
i	Net service fee waiver	$10,000	$40,000
i	Non-cash straight-line adjustment	(5,500)	(22,000)
	Net change due to the waived net service fee	4,500	18,000
ii	Amortization of the affiliate contract expansion	(4,944)	(19,778)
	Net change due to the Sprint Exchange	$(444)	$(1,778)

	Changes due to the Affiliate Agreement Amendment:
iii	Net service fee on nTelos’ service revenue	$(5,406)	$(23,733)
iv	nTelos’ wholesale contract revenue with Sprint	(32,418)	(137,220)
v	nTelos’ device revenues	(16,286)	(47,145)
	Decreases to Revenues	$(54,110)	$208,098

vi	Sprint subscribers (previously under nTelos’ wholesale contract)	$33,000	$132,000
vii	Device revenue from Sprints national sales channel	2,925	20,400
viii	Travel revenues	4,500	18,000
ix	Reduction in net service fee	9,600	11,700
	Increases to Revenues	$50,025	$182,100

	Net change due to the Affiliate Agreement Amendment	$(4,085)	$(25,998)

(b)	Reflects the changes in cost of goods and services as follows:
i.	The elimination of nTelos’ device cost of goods that will be recognized by Sprint under our affiliate agreement.
ii.	The additional device costs associated with Sprint’s national sales channel, which were previously included in the higher net service fee described above.

	Three Months Ended March 31, 2015	Twelve Months Ended December 31, 2015
nTelos device costs	$(17,299)	$(62,753)
Device costs from Sprints national sales channel	6,400	25,600
Net change in cost of goods sold	$(10,899)	$(37,153)

(c)	Reflects the changes in selling, general and administrative as follows:
i.	The elimination of non-recurring transaction related expenses incurred during the historical period by the Company and nTelos, primarily investment banking and legal fees.
ii.	The elimination of nTelos’ operating costs associated with billing and customer care for nTelos’ legacy customers which approximates the amount Sprint will charge for these services through the net service fee under the amended affiliate agreement. This fee is recorded as a contra-revenue.
iii.	The additional commission expense associated with Sprint’s national sales channel, which was previously included in the higher net service fee.

	Three Months Ended March 31, 2015	Twelve Months Ended December 31, 2015
Non-recurring transaction expenses	$(539)	$(7,317)

nTelos’ operating costs	$(5,406)	$(23,733)
Commissions from Sprints national sales channel	3,200	12,800
Net change of the affiliate agreement amendment	$(2,206)	$(10,933)

Net change in selling, general and administrative	$(2,745)	$(18,250)

(d)	Reflects the changes in depreciation and amortization due to the acquisition of nTelos and the Sprint exchange.
i.	Historical depreciation expense was reduced for the fair value adjustment decreasing the basis of property, plant and equipment. This decrease was offset by a shorter estimated useful life to conform to Company’s standard policy and the acceleration of depreciation on certain equipment.
ii.	Incremental amortization due to the customer based contract rights associated with acquired customers in the exchange.

	Three Months Ended March 31, 2015	Twelve Months Ended December 31, 2015
nTelos historical depreciation and amortization	$(13,486)	$(55,102)
Depreciation of acquired assets	14,961	61,000
Amortization due to the Sprint Exchange	10,500	42,000
Net change in depreciation and amortization	$11,975	$50,898

(e)	Reflects the impact in interest expense due to the reduction in interest rate, offset by the incremental borrowings to fund the acquisition, as described above.

(f)	Reflects the tax effect of adjustments above at the blended federal and state statutory tax rate of 39%.